Exhibit D
                              UTILITY SUBSIDIARIES
                             FINANCING ARRANGEMENTS

                                                                                          Principal    Shelf
                                                                             Maturity       Amount    Capacity
New York Utilities (as of 9/01/00)    Debt Securities             Rate         Date         ($000)     ($000)
-----------------------------------------------------------------------------------------------------------------------------------

KeySpan Generation LLC
                                      EFRBs Series 1997 A       Variable     12/01/27      24,880
                                      PCRBs Series 1999 A       Variable     10/01/28      41,125
                                                                             Subtotal      66,005
KeySpan Energy Delivery Long Island
                                      MTN Program 2000          7.875%       02/01/10     400,000     600,000

KeySpan Energy Delivery New York
                                      GFRBs Series 1989 A        6.75%       02/01/24      45,000
                                      GFRBs Series 1989 B        6.75%       02/01/24      45,000

                                      GFRBs Series 1991 A        6.95%       07/01/26      50,000
                                      GFRBs Series 1991 B        6.95%       07/01/26      50,000

                                      GFRBs Series 1993 A        6.37%       04/01/20      37,500
                                      GFRBs Series 1993 B        6.37%       04/01/20      37,500

                                      GFRBs Series 1993 C        5.60%       06/01/25      55,000

                                      GFRBs Series 1993 D-1      5.64%       07/01/26      25,000
                                      GFRBs Series 1993 D-2      5.64%       07/01/26      25,000

                                      GFRBs Series 1996          5.50%       01/01/21     153,500

                                      GFRBs Series 1997 A-1      Variable    12/1/20       75,000
                                      GFRBs Series 1997 A-2      Variable    12/1/20       50,000
                                                                             Subtotal     648,500
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Total for New York Utility Subsidiaries                                                 1,314,505
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

                                                                                                    Principal    Shelf
                                                                                      Maturity       Amount    Capacity
Massachusetts Utilities               Debt Securities                Rate               Date         ($000)     ($000)
-----------------------------------------------------------------------------------------------------------------------
Boston Gas Company (as of 9/01/00)
                                      Unsecured Medium Term Notes
                                      Series 1989A                   8.87%            1/5/05        15,000
                                      Series 1994B                   8.38% Wt Avg.   11/30/06       12,000
                                      Series 1990A                   9.68%           12/15/10       10,000
                                      Series 1989A                   8.95%            6/15/11       10,000
                                      Series 1990A                   9.00%            2/22/11       10,000
                                      Series 1995C                   6.80%           11/30/12       10,000
                                      Series 1995C                   6.80%           12/2/13         5,000
                                      Series 1994B                   6.93%            1/15/14        5,000
                                      Series 1994B                   8.50%           11/24/14        2,000
                                      Series 1995C                   7.10%           10/15/15        5,000
                                      Series 1994B                   6.93%            1/15/16        5,000
                                      Series 1994B                   6.93%            4/1/16        10,000
                                      Series 1992A                   8.33%            7/10/17        8,000
                                      Series 1992A                   8.33%            7/10/18       10,000
                                      Series 1994B                   6.93%            1/15/19       10,000
                                      Series 1989A                   8.97%           12/15/19        7,000
                                      Series 1990A                   9.75%            12/1/20        5,000
                                      Series 1990A                   9.05%            9/1/21        15,000
                                      Series 1992A                   8.33%            6/5/22        10,000
                                      Series 1995C                   6.95%            12/1/23       10,000
                                      Series 1994B                   6.98%            1/15/24        6,000
                                      Series 1995C                   6.95%            12/1/24        5,000
                                      Series 1995C                   7.25%            10/1/25       20,000
                                      Series 1995C                   7.25%            10/1/25        5,000

                                      Total Gas Debt                                               210,000

                                      Capital Leases                 8.00%                          14,017

                                      Cumulative Preferred Stock     6.42%            9/1/18        17,067

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             Total for Boston Gas                                                                  241,084
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

                                                                       Exhibit D

                              UTILITY SUBSIDIARIES
                             FINANCING ARRANGEMENTS

                                                                                                                         Shelf
                                                                    Interest         Maturity                Balance    Capacity
Massachusetts Utilities              Issue                            Rate             Date                   ($000)     ($000)
----------------------------------------------------------------------------------------------------------------------------------
Colonial Gas Company (as of 9/01/00)
                                     First Mortgage Bonds
                                                Series CH           8.80%           2022                      25,000

                                     First Mortgage MTN'S
                                                    MTA-1           6.44% / 7.38%   2005 / 2025               10,000
                                                    MTA-2           6.08% / 6.90%   2005 / 2025               10,000
                                                    MTA-3           6.94%           2026                      10,000
                                                    MTA-5           6.88%           2008                      10,000
                                                    MTA-6           6.81%           2027                      15,000
                                                    MTA-7           6.38%           2008                      10,000
                                                                                    Subtotal For MTA          65,000

                                                    MTB-1           6.34% / 7.12%   2008 / 2028               20,000
                                                    MTB-2           5.50%           2003                      10,000
                                                                                    Subtotal For MTB          30,000      75,000

                                     Total Gas Debt                                                          165,000

                                     Capital Leases                 8.00%                                      1,667
-----------------------------------------------------------------------------------------------------------------------------------
Total for Colonial Gas                                                                                       166,667
-----------------------------------------------------------------------------------------------------------------------------------

Essex County Gas Company (as of 9/01/00)
                                     First Mortgage Bonds
                                                     1996           7.28%           2016                      10,000
                                                     1990           10.10%          2001                       8,000

                                     Total Gas Debt                                                           18,000

                                     Capital Leases                 8.38%                                        435
----------------------------------------------------------------------------------------------------------------------------------
Total for Essex County Gas                                                                                    18,435
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Total for Massachusetts Utility Subsidiaries                                                                 426,186
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         Shelf
                                                                  Interest           Maturity                Balance    Capacity
New Hampshire Utilities (as of 9/01/00)      Issue                Rate               Date                   ($000)       ($000)
----------------------------------------------------------------------------------------------------------------------------------
EnergyNorth Natural Gas, Inc.

                                             Mortgage Bonds
                                             4th Supplemental     8.44%              2009                    3,000
                                             2nd Supplemental     9.70%              2019                    7,000
                                             3rd Supplemental     9.75%              2020                   10,000
                                             6th Supplemental     7.40%              2027                   21,872

                                                Notes Payable

                                                 Equipment NP     Prime plus 0.50%   2000-01                    38
                                                                  LIBOR + 1.50%      2001-03                   116
----------------------------------------------------------------------------------------------------------------------------------
Total for New Hampshire Utility Subsidiaries                                                                42,026
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
Total for Utility Subsidiaries                                                                           1,782,717
----------------------------------------------------------------------------------------------------------------------------------

                                     Page 4